UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 3, 2005

ACE LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 3, 2005, ACE Limited issued a press release announcing its intention, subject to market and other conditions, to commence a public offering of $1.25 billion of its ordinary shares, plus up to an additional $187.5 million of ordinary shares subject to a 30-day option granted to the underwriters of the offering.   ACE expects to use the net proceeds of the offering of the ordinary shares for growth opportunities in the global insurance and reinsurance markets.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 3, 2005

The information under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.  The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under such Item in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

	By:	/s/ Paul B. Medini
Paul B. Medini
Chief Accounting Officer

DATE: October 3, 2005